Exhibit 99.2

TEAVANA HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(stated in U.S. dollars in thousands)

On June 11, 2012, Teavana Holdings, Inc. (the “Company” or “Teavana”), through its wholly owned subsidiary Teavana Canada, Inc. (“Teavana Canada”), completed the acquisition of substantially all of the assets of Teaopia Limited (“Teaopia”), in accordance with the Asset Purchase Agreement (the “Acquisition Agreement”), dated April 15, 2012, by and among Teavana Corporation, Teavana Canada, Teaopia and the principals named therein (the “Acquisition”). Pursuant to the terms of the Acquisition Agreement, Teavana Canada purchased substantially all of the net assets of Teaopia for cash consideration of $27,004. Teavana paid the purchase price primarily from cash on hand and partly from the Company’s revolving credit facility with Fifth Third Bank. At the date of Acquisition, Teaopia operated 46 stores throughout Canada that sell loose-leaf teas and tea-related merchandise.

The following unaudited pro forma condensed combined financial information (“pro forma financial information”) has been prepared to illustrate the effects of the Acquisition. This pro forma financial information has been prepared from the historical consolidated financial statements of Teavana and Teaopia, and should be read in conjunction with Teavana’s historical consolidated financial statements and related notes as found in the Company’s 2012 Annual Report on Form 10-K, and the Quarterly Report on Form 10-Q for the quarter ended April 29, 2012 filed with the Securities and Exchange Commission (“SEC”) on April 13, 2012, and June 12, 2012, respectively, as well as, the audited financial statements of Teaopia that have been included as Exhibit 99.1 in this Current Report on Form 8-K/A. Certain amounts in the Teaopia financial statements have been reclassified to conform to Teavana’s basis of presentation. Teavana and Teaopia had different fiscal year ends; accordingly, the unaudited pro forma condensed combined statement of operations for the fiscal year ended January 29, 2012 (“fiscal 2011”) combines Teavana’s historical audited condensed consolidated statement of operations with Teaopia’s historical unaudited statement of operations based on the twelve-month period ended April 29, 2012. The unaudited pro forma condensed combined statement of operations for the thirteen weeks ended April 29, 2012 combines both Teavana and Teaopia’s results of operations for this period. The unaudited pro forma condensed combined statements of operations are presented as if the Acquisition had occurred on January 31, 2011, the beginning of Teavana’s fiscal 2011. The unaudited pro forma condensed combined balance sheet combines Teavana’s historical unaudited condensed consolidated balance sheet as of April 29, 2012 with Teaopia’s historical audited balance sheet as of May 27, 2012. The unaudited pro forma condensed combined balance sheet as of April 29, 2012 is presented as if the Acquisition occurred on April 29, 2012. The historical financial statements of Teaopia are presented in Canadian dollars and prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). For purposes of presenting the pro forma financial information, the statements of operations have been translated into U.S. dollars at the average daily rates prevailing for the periods presented and the balance sheet has been translated using the rate of exchange as of the balance sheet date.

The pro forma financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the acquisition been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The pro forma financial information does not reflect future nonrecurring charges resulting from the Acquisition. The unaudited condensed combined pro forma statements of operations do not reflect future events that may occur subsequent to the Acquisition, including the potential realization of operational synergies, cost savings, revenue enhancements or other costs of the planned integration. The pro forma financial information included herein has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to not make the information presented misleading.

TEAVANA HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Fiscal Year Ended January 29, 2012

(stated in U.S. dollars in thousands, except per share data)

	Teavana Holdings, Inc.	Teaopia Limited	Pro Forma Adjustments		Pro Forma Combined
Net sales	$168,100	$18,641	$—		$186,741
Cost of goods sold (exclusive of depreciation shown separately below)	60,903	9,104	127	(a)	70,134

Gross profit	107,197	9,537	(127)		116,607
Selling, general and administrative expense	69,681	7,339	—		77,020
Depreciation and amortization expense	5,927	1,152	9	(c)	7,088
Loss on impairment of long-lived assets	—	746	—		746

Income from operations	31,589	300	(136)		31,753
Interest expense, net	1,673	248	659	(d)	2,580

Income before income taxes	29,916	52	(795)		29,173
Provision/(benefit) for income taxes	12,157	10	(323	)(e)	11,844

Net income	$17,759	$42	$(472)		$17,329

Other comprehensive income
Net gain on foreign currency translation	11	—	—		11

Comprehensive income	$17,770	$42	$(472)		$17,340

Net income per share:
Basic	$0.47				$0.46
Diluted	$0.46				$0.45
Weighted average shares outstanding:
Basic	37,481,072				37,481,072
Diluted	38,419,308				38,419,308

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TEAVANA HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Thirteen Weeks Ended April 29, 2012

(stated in U.S. dollars in thousands, except per share data)

	Teavana Holdings, Inc.	Teaopia Limited	Pro Forma Adjustments		Pro Forma Combined
Net sales	$44,319	$4,485	$—		$48,804
Cost of goods sold (exclusive of depreciation shown separately below)	15,895	2,181	32	(a)	18,108

Gross profit	28,424	2,304	(32)		30,696
Selling, general and administrative expense	20,786	1,829	(244	)(b)	22,371
Depreciation and amortization expense	1,779	283	7	(c)	2,069

Income from operations	5,859	192	205		6,256
Interest expense, net	72	57	13	(d)	142

Income before income taxes	5,787	135	192		6,114
Provision for income taxes	2,286	28	73	(e)	2,387

Net income	$3,501	$107	$119		$3,727

Other comprehensive income
Net gain on foreign currency translation	26	—	—		26

Comprehensive income	$3,527	$107	$119		$3,753

Net income per share:
Basic	$0.09				$0.10
Diluted	$0.09				$0.10
Weighted average shares outstanding:
Basic	38,305,620				38,305,620
Diluted	39,086,378				39,086,378

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TEAVANA HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of April 29, 2012

(stated in U.S. dollars in thousands)

	Teavana Holdings, Inc.	Teaopia Limited	Pro Forma Adjustments		Pro Forma Consolidated
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$20,040	$126	$(19,229	)(f)	$937
Prepaid expenses	4,305	33	288	(g)	4,626
Income tax receivable	659	—	—		659
Inventory	23,035	1,558	185	(h)	24,778
Other current assets	2,171	407	(165	)(g)	2,413

Total current assets	50,210	2,124	(18,921)		33,413
Property and equipment, net	47,630	6,932	212	(i)/(c)	54,774
Intangible assets, net	—	—	1,204	(j)	1,204
Goodwill	2,394	—	17,300	(j)	19,694
Other non-current assets	634	136	(135	)(g)	635

Total assets	$100,868	$9,192	$(340)		$109,720

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,136	$917	$159	(g)	$6,212
Income taxes payable	—	83	(83	)(g)	—
Other current liabilities	5,950	760	(190	)(g)	6,520

Total current liabilities	11,086	1,760	(114)		12,732
Long-term liabilities
Deferred rent	14,192	569	(569	)(g)	14,192
Deferred tax liability, non-current	2,602	—	—		2,602
Long-term debt	—	5,708	2,164	(d)/(f)	7,872
Other long-term liabilities	616	153	—		769

Total long-term liabilities	17,410	6,430	1,595		25,435

Total liabilities	28,496	8,190	1,481		38,167

Commitments and contingencies (Note 9)

Stockholders’ equity
Common stock attributable to the shareholders of Teavana Holdings, Inc	1	$1	(1	)(k)	1
Additional paid-in capital	278,625	—	—		278,625
Retained Earnings/(Accumulated Deficit)	(206,291)	963	(1,782	)(k)	(207,110)
Accumulated other comprehensive income	37	38	(38	)(k)	37

Total stockholders’ equity	72,372	1,002	(1,821)		71,553

Total liabilities and stockholders’ equity	$100,868	$9,192	$(340)		$109,720

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TEAVANA HOLDINGS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(stated in U.S. dollars in thousands)

Note 1 – Basis of Presentation

The acquisition was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic No. 805, “Business Combinations – Overall” (“ASC 805”). Under this method, the total preliminary purchase price was allocated to Teaopia’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of June 11, 2012, the Acquisition date. The excess of purchase consideration over the net tangible and intangible assets is reflected as goodwill. The process for estimating the fair values of identifiable intangibles and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. Use of different estimates and judgments could yield different results.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, the Company used the guidance in ASC Topic No 820, “Fair Value Measurement and Disclosure – Overall” (“ASC 820”), which establishes a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements assume the highest and best use of that asset by market participants. As a result, the Company may be required to value Teaopia’s assets at fair value measures that do not reflect the Company’s intended use of those assets.

Under ASC 805, acquisition related costs such as advisory, legal, valuation and other professional fees are not included as a component of consideration transferred, but are required to be expensed as incurred.

Note 2 – Purchase Price Allocation

The preliminary allocation of consideration for the Acquisition is summarized as follows:

Inventory	$1,743
Property and Equipment	7,144
Intangible assets—Favorable leases	1,204
Goodwill	17,300
Other assets acquired and liabilities assumed, net	(387)

Total	$27,004

The Company believes that information gathered to date provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but the Company is waiting for additional information necessary to finalize those fair values. Thus, the provisional measures of fair value set forth above are subject to change, although such changes are not anticipated to be significant. The Company expects to complete the purchase price allocation as soon as practical, but no later than one year from the Acquisition date.

Note 3 – Pro Forma Adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on management’s preliminary estimates. These estimates may change as additional information is obtained:

Item (a): As part of the preliminary purchase price allocation, various above and below-market leases with average remaining lives of approximately 7 years were recorded at fair value resulting in an intangible asset for the favorable leases and a lease liability for the unfavorable leases. Rent expense increased as a result of the net amortization of this intangible asset and the lease liability by $127 and $32 for the fiscal year ended January 29, 2012 and thirteen weeks ended April 29, 2012, respectively. The Company includes occupancy expense related to the stores in cost of goods sold.

Item (b): An adjustment of approximately $244 was made to exclude transaction costs included in the historical financial statements for the thirteen weeks ended April 29, 2012 that were directly related to the Acquisition.

Item (c): As part of the preliminary purchase price allocation, property and equipment were adjusted to fair value, which resulted in an increase of $233 offset by assets not assumed of $21. The increase in property and equipment values resulted in an increase of straight-line depreciation expense of $9 and $7 for the fiscal year ended January 29, 2012 and the thirteen weeks ended April 29, 2012, respectively. The acquired property and equipment will be depreciated over 1 to 6 years.

TEAVANA HOLDINGS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(stated in U.S. dollars in thousands)

Item (d): Teavana borrowed approximately $7,872 at the date of the Acquisition on its existing revolving credit facility to finance the transaction. A pro forma adjustment has been made to reflect the increase in interest expense of $907 and $70 for the fiscal year ended January 29, 2012 and the thirteen weeks ended April 29, 2012, respectively. Additionally, under the Acquisition Agreement, Teavana did not assume the long-term debt held by Teaopia of approximately $5,708. A pro forma adjustment has been made to reflect the decrease in interest expense of $248 and $57 for the fiscal year ended January 29, 2012 and the thirteen weeks ended April 29, 2012, respectively. The net pro-forma adjustment to long term debt is as follows:

Cash drawn on Teavana line of credit to finance the Acquisition	$7,872
Teaopia long-term debt not assumed in the Acquisition	(5,708)

Total pro forma adjustment	$2,164

Item (e): For purposes of this pro forma information, a blended U.S. and Canadian tax rate has been used for all periods presented. This rate is an estimate and does not take into account any future tax events that may result for the ongoing combined entity.

Item (f): The net adjustment to cash and cash equivalents represents the total cash outlay for the purchase price of Teaopia of $27,004 offset by borrowings of approximately $7,872 under the revolving credit facility to finance the Acquisition. Additionally, this adjustment includes cash not acquired in the transaction of approximately $97.

Item (g): The pro forma adjustments to certain assets and liabilities represent adjustments to arrive at the acquired assets and assumed liabilities as defined in the Acquisition Agreement. Additionally, the accounts payable balance has been increased by approximately $819 for transaction costs incurred directly related to the Acquisition, which were not yet reflected in the historical financial statements of either entity.

Item (h): As part of the preliminary purchase price allocation, inventories were adjusted to fair value.

Item (i): As part of the preliminary purchase price allocation, property and equipment were adjusted to fair value. The increase in fair value was offset by specified items of property and equipment excluded from the acquired assets as defined in the Acquisition Agreement.

Item (j): The pro forma adjustment represents identified intangible assets, the favorable leases acquired, and goodwill arising from the excess of purchase price over the net assets acquired in the Acquisition. The favorable leases will be amortized to rent expense, included in cost of goods sold, over their average remaining useful lives of approximately 7 years.

Item (k): Pro forma adjustments were made to stockholders’ equity to eliminate Teaopia’s historical accumulated retained earnings and common stock, at par value. Additionally, an adjustment of approximately $819 was made to decrease retained earnings for transaction costs incurred directly related to the Acquisition, which were not yet reflected in the historical financial statements of either entity.